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                                                                           Block Mortgage Finance
                                                                          Asset Backed Certificates
                                                                              Series 1999-2

Aggregate Information

                                                                                                                          Ending
                                              Original Cert.         Principal        Interest          Total          Certificate
Class                                           Face Value         Distribution     Distribution     Distribution        Balance

A-1                                             25,500,000.00      3,144,608.55        432,830.83     3,577,439.38     22,355,391.45
A-2                                             19,000,000.00              0.00        354,777.51       354,777.51     19,000,000.00
A-3                                             12,586,000.00              0.00        252,160.50       252,160.50     12,586,000.00
A-4                                              6,343,000.00              0.00        123,323.79       123,323.79      6,343,000.00
A-5                                             39,500,000.00      6,378,655.60        670,704.36     7,049,359.96     33,121,344.40
A-6                                             55,304,000.00              0.00        865,117.78       865,117.78     55,304,000.00
R                                                        0.00              0.00              0.00             0.00              0.00

Total                                          158,233,000.00      9,523,264.15      2,698,914.77    12,222,178.92    148,709,735.85


                                                                   Group I (Fixed   Group II (Adjustable
                                                                     Rate Loans)      Rate Loans)
                                                                  --------------------------------------
Sec. 7.09 (a) (i)         Scheduled Principal                          97,812.24        88,950.71
                          Principal Prepayments                     2,579,948.88     5,523,108.64
                          Net Liquidation Proceeds                          0.00             0.00
                          Paid Principal Carry Forward Amt                  0.00             0.00
                          Remaining Unpaid Prin Carry Forward               0.00             0.00


Sec. 7.09 (a) (ii)        Compensating Interest                             0.00             0.00
                          Paid Int Carryforward Amt                         0.00             0.00
                          Remaining unpaid interest Carry Forw              0.00             0.00
                          A-6 Basis Risk Carryover                          0.00             0.00
                          A-6 Basis Risk Carryover amt Remaining            0.00             0.00


                                                                   Group I (Fixed   Group II (Adjustable
                                                                     Rate Loans)      Rate Loans)       Total
                                                                  ------------------------------------------------
Sec. 7.09 (a) (iv)        Aggregate Group loan Balance             63,666,378.93    94,918,714.09   158,585,093.02

Sec. 7.09 (a) (v)         Servicing Fees                              201,075.54
                          Insurance Premium Amount                     26,024.00
                          Trustee Fee                                   9,048.40

Sec. 7.09 (a) (vii)       Current Delin. Advances                   1,108,333.82
                          Current Serv. Advances                            0.00
                          Total Unreimb. Del. Advances                      0.00
                          Total Unreimb. Serv. Advances                     0.00



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                                                                    Not In Forclosure or Reo              In Foreclosure    Prin.
Sec 7.09 (a)(viii)(A),(B) Delinquencies                    Period         Number    Prin. Balance            Number       Balances
                                                          1-29 Days       228.00    14,258,100.95             0.00           0
                                                         30-59 Days        23.00     1,387,941.07             0.00           0
                                                         60-89 Days         9.00       446,275.36             0.00           0
                     Fixed Group                           90+ Days        35.00     2,041,450.87             0.00           0


                                                          1-29 Days       194.00    19,902,929.89             0.00           0
                     Adj Group                           30-59 Days        22.00     2,603,043.25             0.00           0
                                                         60-89 Days         7.00       774,650.76             0.00           0
                                                           90+ Days        25.00     2,954,626.07             0.00           0


Sec 7.09 (a) (ix)            N/A
                                                                   Group I (Fixed   Group II (Adjustable
                                                                     Rate Loans)      Rate Loans)
                                                                  --------------------------------------
Sec 7.09 (a) (x)             Mortg. Loans becoming REO Prop                 0.00             0.00

Sec 7.09 (a) (xi)            Insured Payment                                0.00             0.00
                             Class A-1 Allocation                           0.00             0.00
                             Class A-2 Allocation                           0.00             0.00
                             Class A-3 Allocation                           0.00             0.00
                             Class A-4 Allocation                           0.00             0.00
                             Class A-5 Allocation                           0.00             0.00
                             Class A-6 Allocation                           0.00             0.00
                             Class A-7 Allocation                           0.00             0.00

Sec 7.09 (a) (xiii)          Subordinated Amount                    2,107,369.86     3,717,392.28
                             Subordinated Deficit                           0.00             0.00
                             Specified Subordinated Amount          4,793,415.85     7,838,253.22


Sec 7.09 (a) (xiv)           Substitution Adjustments                       0.00             0.00
                             Loan Purchase Price Amounts                    0.00             0.00

Sec. 7.09 (a) (xv)           Weighted Average Coupon                      10.72%           10.14%
                             Weighted Average Remaining Term              224.00           350.00

Sec. 7.09 (a) (xvi)          Largest Loan Balance Outstanding         391,681.54       509,874.80

Sec 7.09 (a) (xvii)          Available Funds                        1,153,375.77     1,964,067.86
                             Total Available Funds                  1,312,628.74     2,225,867.53


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